AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the  18th day of July, 2008

AMONG:

BONANZA OIL & GAS, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 3000 Richmond Avenue, Suite 400, Houston, Texas  77098

(“Bonanza”)

AND:

BORLAND GOOD NORTH, INC., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Bonanza

(the "Acquirer")

AND:

BLACK PEARL ENERGY, INC., a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 619 West Texas Avenue, Suite 126, Midland, Texas 79701

("Black Pearl")

AND:

The shareholders of Black Pearl as set forth on Exhibit A

(collectively the “Black Pearl Shareholders”)

WHEREAS:

A.              Black Pearl is a Nevada corporation engaged in the business of acquiring and developing oil and gas properties;

B.              The Black Pearl Shareholders own 9,700,000 Black Pearl Shares, which constitute 55.23% of the presently issued and outstanding Black Pearl Shares;

C.              Bonanza is a reporting company whose common stock is quoted on the OTC Bulletin Board under the symbol BGOI engaged in the business of acquiring and developing oil and gas properties;

D.              The respective Boards of Directors of Bonanza, Black Pearl and the Acquirer deem it advisable and in the best interests of Bonanza, Black Pearl and the Acquirer that Black Pearl merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

E.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 7,024,667 Bonanza Common Shares to be issued to the shareholders of Black Pearl at Closing pursuant to the terms of the Merger;

(b)	“Agreement” means this agreement and plan of merger among Bonanza, the Acquirer, Black Pearl, and the Black Pearl Shareholders;

(c)
“Black Pearl Accounts Payable and Liabilities” means all accounts payable and liabilities of Black Pearl, due and owing or otherwise constituting a binding obligation of Black Pearl as set forth in the Black Pearl Financial Statements;

(d)	“Black Pearl Accounts Receivable” means all accounts receivable and other debts owing to Black Pearl, as of March 31, 2008 as set forth in the Black Pearl Financial Statements;

(e)
“Black Pearl Assets“ means the undertaking and all the property and assets of the Black Pearl Business of every kind and description wheresoever situated including, without limitation, Black Pearl Equipment, Black Pearl Inventory, Black Pearl Material Contracts, Black Pearl Accounts Receivable, Black Pearl Cash, Black Pearl Intangible Assets and Black Pearl Goodwill, and all credit cards, charge cards and banking cards issued to Black Pearl;

(f)
“Black Pearl Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Black Pearl or relating to the Black Pearl Business a list which has previously been provided to Bonanza;

(g)	“Black Pearl Business” means all aspects of the business conducted by Black Pearl;

(h)	“Black Pearl Cash” means all cash on hand or on deposit to the credit of Black Pearl on the Closing Date;

(i)
“Black Pearl Debt to Related Parties” means the debts owed by Black Pearl and its subsidiaries to the Black Pearl Shareholders or to any family member thereof, or to any affiliate, director or officer of Black Pearl or the Black Pearl Shareholders as described in the Black Pearl Financial Statements;

(j)	“Black Pearl Equipment” means all machinery, equipment, furniture, and furnishings used in the Black Pearl Business as set forth in the Black Pearl Financial Statements;

(k)
“Black Pearl Financial Statements” means collectively, the audited consolidated financial statements of Black Pearl for the period from inception (January 28, 2008) through March 31, 2008 together with the unqualified auditors' reports thereon, a true copy of which is attached as Schedule “B” hereto;

(l)
“Black Pearl Goodwill” means the goodwill of the Black Pearl Business together with the exclusive right of Bonanza to represent itself as carrying on the Black Pearl Business in succession of Black Pearl subject to the terms hereof, and the right to use any words indicating that the Black Pearl Business is so carried on including the right to use the name "Black Pearl” or “Black Pearl Energy" or any variation thereof as part of the name of or in connection with the Black Pearl Business or any part thereof carried on or to be carried on by Black Pearl, the right to all corporate, operating and trade names associated with the Black Pearl Business, or any variations of such names as part of or in connection with the Black Pearl Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Black Pearl Business, all necessary licenses and authorizations and any other rights used in connection with the Black Pearl Business;

(m)
“Black Pearl Insurance Policies” means the public liability insurance and insurance against loss or damage to Black Pearl Assets and the Black Pearl Business, which have been previously provided to Bonanza;

(n)
“Black Pearl Intangible Assets” means all of the intangible assets of Black Pearl, including, without limitation, Black Pearl Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Black Pearl and its subsidiaries as set forth in the Black Pearl Financial Statements;

(o)	“Black Pearl Inventory” means all inventory and supplies of the Black Pearl Business as of March 31, 2008 as set forth in the Black Pearl Financial Statements;

(p)
“Black Pearl Material Contracts” means the burden and benefit of and the right, title and interest of Black Pearl in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Black Pearl is entitled in connection with the Black Pearl Business whereunder Black Pearl is obligated to pay or entitled to receive the sum of $20,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described in the Black Pearl Financial Statements; and

(q)	“Black Pearl Shares” means all of the issued and outstanding shares of Black Pearl's equity stock.

(r)
“Bonanza Accounts Payable and Liabilities” means all accounts payable and liabilities of Bonanza, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Bonanza and its subsidiaries as in the Bonanza Financial Statements;

(s)	“Bonanza Accounts Receivable” means all accounts receivable and other debts owing to Bonanza, on a consolidated basis, as of March 31, 2008 as set forth in the Bonanza Financial Statements;

(t)
“Bonanza Assets” means the undertaking and all the property and assets of the Bonanza Business of every kind and description wheresoever situated including, without limitation, Bonanza Equipment, Bonanza Inventory, Bonanza Material Contracts, Bonanza Accounts Receivable, Bonanza Cash, Bonanza Intangible Assets and Bonanza Goodwill, and all credit cards, charge cards and banking cards issued to Bonanza;

(u)
“Bonanza Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Bonanza and its subsidiaries or relating to the Bonanza Business as set forth in the Bonanza Financial Statements;

(v)	“Bonanza Business” means all aspects of any business conducted by Bonanza and its subsidiaries;

(w)	“Bonanza Cash” means all cash on hand or on deposit to the credit of BONANZA and its subsidiaries on the Closing Date;

(x)	“Bonanza Common Shares” means the shares of common stock in the capital of Bonanza;

(y)
“Bonanza Equipment” means all machinery, equipment, furniture, and furnishings used in the Bonanza Business, including, without limitation, the items more particularly described in the Bonanza Financial Statements;

(z)
“Bonanza Financial Statements” means the financial statements contained within  Bonanza’s Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on May 15, 2008,  a copy of which is attached hereto as Schedule “A”;

(aa)
“Bonanza Goodwill” means the goodwill of the Bonanza Business including the right to all corporate, operating and trade names associated with the Bonanza Business, or any variations of such names as part of or in connection with the Bonanza Business, all books and records and other information relating to the Bonanza Business, all necessary licenses and authorizations and any other rights used in connection with the Bonanza Business;

(bb)	“Bonanza Insurance Policies” means the public liability insurance and insurance against loss or damage to the Bonanza Assets and the Bonanza Business as previously provided by Bonanza to Black Pearl;

(cc)
“Bonanza Intangible Assets" means all of the intangible assets of Bonanza and its subsidiaries, including, without limitation, Bonanza Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Bonanza and its subsidiaries;

(dd)	“Bonanza Inventory” means all inventory and supplies of the Bonanza Business as of March 31, 2008, as set forth in as contained in the Bonanza Financial Statements;

(ee)
“Bonanza Material Contracts” means the burden and benefit of and the right, title and interest of Bonanza and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Bonanza or its subsidiaries are entitled whereunder Bonanza or its subsidiaries are obligated to pay or entitled to receive the sum of $150,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described  in the Bonanza Financial Statements;

(ff)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(gg)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(hh)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

(ii)	“Merger” means the merger, at the Effective Time, of Black Pearl and the Acquirer pursuant to this Agreement and Plan of Merger;

(jj)	“Merger Consideration” means the Acquisition Shares;

(kk)	“Place of Closing” means the Law Offices of Stephen M. Fleming PLLC, or such other place as Bonanza and Black Pearl may mutually agree upon;

(ll)	“State Corporation Law” means the general corporation law of the State of Nevada; and

(mm)	“Surviving Company” means the Acquirer following the merger with Black Pearl.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Bonanza

Schedule “A”	Bonanza’s Form 10-Q as filed with the Securities and Exchange Commission on May 15, 2008, a copy of which is attached hereto as Schedule “A”

Information concerning Black Pearl

Schedule “B”	Audited Financial Statements of Black Pearl as of March 31, 2008

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, Black Pearl shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of Black Pearl shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other causes in action, and all and every other interest of or belonging to or due to Black Pearl or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Black Pearl and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Black Pearl and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Black Pearl and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Black Pearl or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3              The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law.  The Directors of the Acquirer at the Effective Time shall continue to be the Directors of the Acquirer.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, Black Pearl or the Black Pearl Shareholders or any other shareholder of Black Pearl, the shares of capital stock of each of Black Pearl and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding.  Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Acquirer.

(b)
Conversion of Black Pearl Shares. Each Black Pearl Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Bonanza Common Shares equal to 7,024,667 divided by the number of Black Pearl Shares outstanding immediately prior to Closing. All such Black Pearl Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5           The Black Pearl Shareholders agrees that they are acquiring a pro rata amount of the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Bonanza;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Bonanza an opinion of counsel to that effect or such other written opinion as may be reasonably required by Bonanza.

The Black Pearl Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF BONANZA

Representations and Warranties

3.1              Bonanza represents and warrants in all material respects to Black Pearl, with the intent that Black Pearl will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Bonanza - Corporate Status and Capacity

(a)
Incorporation. Bonanza is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Bonanza is engaged in the business of acquiring and developing oil and gas properties and is duly authorized to carry on such business in Texas.  The nature of the Bonanza Business does not require Bonanza to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Bonanza has the corporate power, capacity and authority to own the Bonanza Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Bonanza is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the Bonanza Common Shares are quoted on the OTC Bulletin Board, and all reports required to be filed by Bonanza with the Securities and Exchange Commission have been timely filed;

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(f)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Bonanza - Capitalization

(g)	Authorized Capital. The authorized capital of Bonanza consists of 60,000,000 Bonanza Common Shares, $0.001 par value, of which 30,317,986 Bonanza Common Shares are presently issued and outstanding;

(h)
No Option. Except as set forth in its reports as filed with the Securities and Exchange Commission (the “34 Act Reports”), no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Bonanza Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Bonanza;

(i)	Capacity. Bonanza has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Acquirer Capitalization

(j)	Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding;

(k)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

(l)	Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Bonanza - Records and Financial Statements

(m)
Charter Documents. The charter documents of Bonanza and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Bonanza or the Acquirer, as the case may be;

(n)
Corporate Minute Books. The corporate minute books of Bonanza and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Bonanza and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Bonanza and its subsidiaries. Bonanza and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(o)
Bonanza Financial Statements. The Bonanza Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Bonanza, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Bonanza Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(p)
Bonanza Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Bonanza or its subsidiaries which are not disclosed in the Bonanza Financial Statements except those incurred in the ordinary course of business since the date of the Bonanza Financial Statements, and neither Bonanza nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Bonanza and its subsidiaries as of March 31, 2008 are set forth in the Bonanza Financial Statements;

(q)
Bonanza Accounts Receivable. All the Bonanza Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Bonanza, any claim by the obligor for set-off or counterclaim;

(r)
No Debt to Related Parties. Except as set forth in the Bonanza Financial Statements, neither Bonanza nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Bonanza except accounts payable on account of bona fide business transactions of Bonanza incurred in normal course of the Bonanza Business, including employment agreements, none of which are more than 30 days in arrears;

(s)
No Related Party Debt to Bonanza. No director or officer or affiliate of Bonanza is now indebted to or under any financial obligation to Bonanza or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of Bonanza have been made, declared or authorized since the date of Bonanza Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Bonanza Financial Statements to or on behalf of officers, directors, shareholders or employees of Bonanza or its subsidiaries or under any management agreements with Bonanza or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Bonanza or its subsidiaries;

(w)	No Adverse Events. Except as set forth on the 34 Act Reports, since the date of the Bonanza Financial Statements

(i)
there has not been any material adverse change in the financial position or condition of Bonanza, its subsidiaries, its liabilities or the Bonanza Assets or any damage, loss or other change in circumstances materially affecting Bonanza, the Bonanza Business or the Bonanza Assets or Bonanza’ right to carry on the Bonanza Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Bonanza, its subsidiaries, the Bonanza Business or the Bonanza Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Bonanza to any of Bonanza’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Bonanza Business has been and continues to be carried on in the ordinary course,

(v)	Bonanza has not waived or surrendered any right of material value,

(vi)	Neither Bonanza nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Bonanza - Income Tax Matters

(x)
Tax Returns. All tax returns and reports of Bonanza and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Bonanza and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Bonanza or its subsidiaries.  Bonanza is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Bonanza - Applicable Laws and Legal Matters

(z)
Licenses. Bonanza and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Bonanza Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Bonanza Business;

(aa)
Applicable Laws. Neither Bonanza nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Bonanza Business, and to Bonanza’s knowledge, neither Bonanza nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Bonanza Business;

(bb)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Bonanza, its subsidiaries, the Bonanza Business, or any of the Bonanza Assets nor does Bonanza have any knowledge of any deliberate act or omission of Bonanza or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither Bonanza nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Bonanza or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Bonanza or its subsidiaries;

(dd)
Labor Matters. Neither Bonanza nor its subsidiaries are party to any collective agreement relating to the Bonanza Business with any labor union or other association of employees and no part of the Bonanza Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Bonanza, has made any attempt in that regard;

(ee)
Finder's Fees. Neither Bonanza nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Bonanza and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Bonanza or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Bonanza or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Bonanza Material Contracts, or any right or rights enjoyed by Bonanza or its subsidiaries,

(iii)	result in any alteration of Bonanza’s or its subsidiaries’ obligations under any agreement to which Bonanza or its subsidiaries are party including, without limitation, the Bonanza Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Bonanza Assets,

(v)	result in the imposition of any tax liability to Bonanza or its subsidiaries relating to the Bonanza Assets, or

(vi)	violate any court order or decree to which either Bonanza or its subsidiaries are subject;

The Bonanza Assets - Ownership and Condition

(hh)
Business Assets. The Bonanza Assets comprise all of the property and assets of the Bonanza Business, and no other person, firm or corporation owns any assets used by Bonanza or its subsidiaries in operating the Bonanza Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “A” hereto;

(ii)
Title. Bonanza or its subsidiaries are the legal and beneficial owner of the Bonanza Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in the Bonanza Financial Statements;

(jj)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Bonanza Assets;

(kk)
No Default. There has not been any default in any material obligation of Bonanza or any other party to be performed under any of the Bonanza Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Bonanza is not aware of any default in the obligations of any other party to any of the Bonanza Material Contracts;

Bonanza Assets - Bonanza Equipment

(ll)	Bonanza Equipment. The Bonanza Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Bonanza - Acquisition Shares

(mm)
Acquisition Shares. The Acquisition Shares when delivered to the holders of Black Pearl Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Bonanza, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of Bonanza contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Black Pearl or the Black Pearl Shareholders, the representations and warranties of Bonanza shall survive the Closing.

Indemnity

3.3           Bonanza agrees to indemnify and save harmless Black Pearl and the Black Pearl Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Bonanza to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Bonanza to Black Pearl or the Black Pearl Shareholders hereunder.

ARTICLE 4
COVENANTS OF BONANZA

Covenants

4.1              Bonanza covenants and agrees with Black Pearl that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Bonanza Business and the Bonanza Assets and, without limitation, preserve for Black Pearl Bonanza’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Black Pearl, the Black Pearl Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Bonanza, and furnish to Black Pearl, the Black Pearl Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Bonanza Assets notwithstanding the change in control of Black Pearl arising from the Merger;

Authorization

4.2              Bonanza hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Bonanza and its subsidiaries to release any and all information in their possession respecting Bonanza and its subsidiaries to Black Pearl. Bonanza shall promptly execute and deliver to Black Pearl any and all consents to the release of information and specific authorizations which Black Pearl reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of Black Pearl and the Black Pearl Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE BLACK PEARL SHAREHOLDERS

Representations and Warranties

5.1              The Black Pearl Shareholders represent and warrants in all material respects to Bonanza, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Black Pearl - Corporate Status and Capacity

(a)
Incorporation. Black Pearl is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Black Pearl carries on business primarily in the State of Texas and does not carry on any material business activity in any other jurisdiction. Black Pearl has an office in Midland, Texas and in no other locations. The nature of the Black Pearl Business does not require Black Pearl to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Corporate Capacity. Black Pearl has the corporate power, capacity and authority to own Black Pearl Assets, to carry on the Business of Black Pearl and to enter into and complete this Agreement;

Black Pearl - Capitalization

(d)
Authorized Capital. The authorized capital of Black Pearl consists of 250,000,000 shares of common stock, $.00001 par value per share, and 10,000,000 shares of preferred stock, $.00001 par value per share;

(e)
Ownership of Black Pearl Shares. The issued and outstanding share capital of Black Pearl will on Closing consist of 17,561,667 common shares (being the Black Pearl Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Black Pearl Shareholders will be at Closing the registered and beneficial owners of 9,700,000 Black Pearl Shares. The Black Pearl Shares owned by the Black Pearl Shareholders, as well as all other outstanding Black Pearl Shares, will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of Black Pearl Shares held by the Black Pearl Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Black Pearl;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Black Pearl Shares contained in the charter documents of Black Pearl or under any agreement;

Black Pearl - Records and Financial Statements

(h)	Charter Documents. The charter documents of Black Pearl have not been altered since its incorporation date, except as filed in the record books of Black Pearl;

(i)
Corporate Minute Books. The corporate minute books of Black Pearl are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Black Pearl which required director or shareholder approval are reflected on the corporate minute books of Black Pearl. Black Pearl is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)
Black Pearl Financial Statements. The Black Pearl Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Black Pearl, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the Black Pearl Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
Black Pearl Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Black Pearl which are not disclosed in in the Black Pearl Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Black Pearl Financial Statements, and Black Pearl has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Black Pearl as of March 31, 2008 are described in the Black Pearl Financial Statements;

(l)
Black Pearl Accounts Receivable. All Black Pearl Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Black Pearl, any claim by the obligor for set-off or counterclaim;

(m)	Black Pearl Bank Accounts. All of the Black Pearl Bank Accounts, their location, numbers and the authorized signatories have been provided to management of Bonanza;

(n)
No Debt to Related Parties. Except as disclosed in the Black Pearl Financial Statements, Black Pearl is not, and on Closing will not be, materially indebted to the Black Pearl Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Black Pearl or the Black Pearl Shareholders except accounts payable on account of bona fide business transactions of Black Pearl incurred in normal course of Black Pearl Business, including employment agreements with the Black Pearl Shareholders, none of which are more than 30 days in arrears;

(o)
No Related Party Debt to Black Pearl. Neither the Black Pearl Shareholders nor any director, officer or affiliate of Black Pearl are now indebted to or under any financial obligation to Black Pearl on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of Black Pearl have been made, declared or authorized since the date of the Black Pearl Financial Statements;

(q)
No Payments. No payments of any kind have been made or authorized since the date of the Black Pearl Financial Statements to or on behalf of the Black Pearl Shareholders or to or on behalf of officers, directors, shareholders or employees of Black Pearl or under any management agreements with Black Pearl, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Black Pearl;

(s)	No Adverse Events. Except as set forth on Schedule 5(s), since the date of the Black Pearl Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Black Pearl, its liabilities or the Black Pearl Assets or any damage, loss or other change in circumstances materially affecting Black Pearl, the Black Pearl Business or the Black Pearl Assets or Black Pearl’s right to carry on the Black Pearl Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Black Pearl, the Black Pearl Business or the Black Pearl Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Black Pearl to the Black Pearl Shareholders or to any of Black Pearl's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Black Pearl Business has been and continues to be carried on in the ordinary course,

(v)	Black Pearl has not waived or surrendered any right of material value,

(vi)	Black Pearl has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Black Pearl - Income Tax Matters

(t)
Tax Returns. All tax returns and reports of Black Pearl required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Black Pearl or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Black Pearl. Black Pearl is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Black Pearl - Applicable Laws and Legal Matters

(v)
Licenses. Black Pearl holds all licenses and permits as may be requisite for carrying on the Black Pearl Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Black Pearl Business;

(w)
Applicable Laws. Black Pearl has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Black Pearl Business, and, to Black Pearl’s knowledge, Black Pearl is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Black Pearl Business;

(x)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Black Pearl, the Black Pearl Business, or any of the Black Pearl Assets, nor does Black Pearl have any knowledge of any deliberate act or omission of Black Pearl that would form any material basis for any such action or proceeding;

(y)
No Bankruptcy. Black Pearl has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Black Pearl and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Black Pearl;

(z)
Labor Matters. Black Pearl is not a party to any collective agreement relating to the Black Pearl Business with any labor union or other association of employees and no part of the Black Pearl Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Black Pearl, has made any attempt in that regard and Black Pearl has no reason to believe that any current employees will leave Black Pearl's employ as a result of this Merger.

(aa)
Finder's Fees. Black Pearl is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Black Pearl;

(cc)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Black Pearl or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Black Pearl is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Black Pearl Material Contracts, or any right or rights enjoyed by Black Pearl,

(iii)	result in any alteration of Black Pearl's obligations under any agreement to which Black Pearl is a party including, without limitation, the Black Pearl Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Black Pearl Assets,

(v)	result in the imposition of any tax liability to Black Pearl relating to Black Pearl Assets or the Black Pearl Shares, or

(vi)	violate any court order or decree to which either Black Pearl is subject;

Black Pearl Assets - Ownership and Condition

(dd)
Business Assets. The Black Pearl Assets comprise all of the property and assets of the Black Pearl Business, and neither the Black Pearl Shareholders nor any other person, firm or corporation owns any assets used by Black Pearl in operating the Black Pearl Business, whether under a lease, rental agreement or other arrangement;

(ee)	Title. Black Pearl is the legal and beneficial owner of the Black Pearl Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Black Pearl Assets;

(gg)	Black Pearl Insurance Policies. Black Pearl maintains the public liability insurance and insurance against loss or damage to the Black Pearl Assets and the Black Pearl Business;

(hh)	Black Pearl Material Contracts. The Black Pearl Material Contracts set forth in the Black Pearl Financial Statements constitute all of the material contracts of Black Pearl;

(ii)
No Default. There has not been any default in any material obligation of Black Pearl or any other party to be performed under any of Black Pearl Material Contracts, each of which is in good standing and in full force and effect and unamended, and Black Pearl is not aware of any default in the obligations of any other party to any of the Black Pearl Material Contracts;

Black Pearl Assets - Black Pearl Equipment

(jj)	Black Pearl Equipment. The Black Pearl Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Black Pearl Assets - Black Pearl Goodwill and Other Assets

(kk)
Black Pearl Goodwill. Black Pearl carries on the Black Pearl Business only under the name "Black Pearl Incorporated" and variations thereof and under no other business or trade names. Black Pearl does not have any knowledge of any infringement by Black Pearl of any patent, trademark, copyright or trade secret;

The Business of Black Pearl

(ll)
Maintenance of Business. Since the date of the Black Pearl Financial Statements, the Black Pearl Business has been carried on in the ordinary course and Black Pearl has not entered into any material agreement or commitment except in the ordinary course; and

(mm)
Subsidiaries. Black Pearl does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Black Pearl does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of the Black Pearl Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Bonanza, the representations and warranties of the Black Pearl Shareholders shall survive the Closing.

Indemnity

5.3           The Black Pearl Shareholders agrees to indemnify and save harmless Bonanza from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Black Pearl Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Black Pearl Shareholders to Bonanza hereunder.

ARTICLE 6
COVENANTS OF BLACK PEARL AND
THE BLACK PEARL SHAREHOLDERS

Covenants

6.1              Black Pearl and the Black Pearl Shareholders covenant and agree with Bonanza that they will:

(a)
Conduct of Business. Until the Closing, conduct the Black Pearl Business diligently and in the ordinary course consistent with the manner in which the Black Pearl Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Black Pearl Business and the Black Pearl Assets and, without limitation, preserve for Bonanza Black Pearl’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Bonanza and its representatives full access to all of the properties, books, contracts, commitments and records of Black Pearl relating to Black Pearl, the Black Pearl Business and the Black Pearl Assets, and furnish to Bonanza and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Black Pearl Assets, including the Black Pearl Material Contracts, notwithstanding the change in control of Black Pearl arising from the Merger;

Authorization

6.2              Black Pearl hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Black Pearl to release any and all information in their possession respecting Black Pearl to Bonanza.  Black Pearl shall promptly execute and deliver to Bonanza any and all consents to the release of information and specific authorizations which Bonanza reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Bonanza.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Bonanza

7.1              Bonanza’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Bonanza hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by Black Pearl or the Black Pearl Shareholders at or prior to the Closing will have been complied with or performed;

(c)	Bonanza shall have completed its review and inspection of the books and records of Black Pearl and shall be satisfied with same in all material respects;

(d)
title to the Black Pearl Shares held by the Black Pearl Shareholders and to the Black Pearl Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by Black Pearl in form acceptable for filing with the Nevada Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Black Pearl, its liabilities or the Black Pearl Assets or any damage, loss or other change in circumstances materially and adversely affecting the Black Pearl Business or the Black Pearl Assets or Black Pearl's right to carry on the Black Pearl Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Black Pearl or the Black Pearl Business (whether or not covered by insurance) materially and adversely affecting Black Pearl, the Black Pearl Business or the Black Pearl Assets; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Bonanza

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Bonanza and any such condition may be waived in whole or in part by Bonanza at or prior to Closing by delivering to Black Pearl a written waiver to that effect signed by Bonanza. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Bonanza shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Black Pearl and the Black Pearl Shareholders

7.3              The obligation of Black Pearl and the Black Pearl Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Black Pearl hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Bonanza at or prior to the Closing will have been complied with or performed;

(c)	Black Pearl shall have completed its review and inspection of the books and records of Bonanza and its subsidiaries and shall be satisfied with same in all material respects;

(d)
Bonanza will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to Black Pearl at the Closing and the Acquisition Shares will be registered on the books of Bonanza in the name of the holder of Black Pearl Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Bonanza, its subsidiaries, their liabilities or the Bonanza Assets or any damage, loss or other change in circumstances materially and adversely affecting Bonanza, the Bonanza Business or the Bonanza Assets or Bonanza’s right to carry on the Bonanza Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Bonanza or the Bonanza Business (whether or not covered by insurance) materially and adversely affecting Bonanza, its subsidiaries, the Bonanza Business or the Bonanza Assets; and

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Black Pearl and the Black Pearl Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Black Pearl and the Black Pearl Shareholders and any such condition may be waived in whole or in part by Black Pearl or the Black Pearl Shareholders at or prior to the Closing by delivering to Bonanza a written waiver to that effect signed by Black Pearl and the Black Pearl Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Black Pearl and the Black Pearl Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before August 1, 2008, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Black Pearl and Bonanza and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Bonanza will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Bonanza’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Black Pearl

8.1              If any material loss or damage to the Black Pearl Business occurs prior to Closing and such loss or damage, in Bonanza's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Bonanza shall, within two (2) days following any such loss or damage, by notice in writing to Black Pearl, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Bonanza's obligations to carry out the transactions contemplated hereby, be vested in Black Pearl or otherwise adequately secured to the satisfaction of Bonanza on or before the Closing Date.

Material Change in the Bonanza Business

8.2              If any material loss or damage to the Bonanza Business occurs prior to Closing and such loss or damage, in Black Pearl's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Black Pearl shall, within two (2) days following any such loss or damage, by notice in writing to Bonanza, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Black Pearl's obligations to carry out the transactions contemplated hereby, be vested in Bonanza or otherwise adequately secured to the satisfaction of Black Pearl on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Black Pearl

9.2              On or before the Closing, Black Pearl and the Black Pearl Shareholders will deliver or cause to be delivered to Bonanza:

(a)
the original or certified copies of the charter documents of Black Pearl and all corporate records documents and instruments of Black Pearl, the corporate seal of Black Pearl and all books and accounts of Black Pearl;

(b)
all reasonable consents or approvals required to be obtained by Black Pearl for the purposes of completing the Merger and preserving and maintaining the interests of Black Pearl under any and all Black Pearl Material Contracts and in relation to Black Pearl Assets;

(c)	certified copies of such resolutions of the shareholder and director of Black Pearl as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Black Pearl and the Black Pearl Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by Black Pearl; and

(f)	such other documents as Bonanza may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Bonanza

9.3              On or before the Closing, Bonanza shall deliver or cause to be delivered to Black Pearl and the Black Pearl Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Black Pearl Common Stock;

(b)	certified copies of such resolutions of the directors of Bonanza as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of Bonanza dated as of the Closing Date appointing the nominees of Black Pearl as officers of Black Pearl;

(d)	an acknowledgement from Bonanza of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(e)	the Certificate of Merger, duly executed by the Acquirer; and

(f)	such other documents as Black Pearl may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Bonanza, Black Pearl and the Black Pearl Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Nevada;

(b)	issue a news release reporting the Closing;

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and which includes audited financial statements of Black Pearl as well as pro forma financial information of Black Pearl and Bonanza as required by Regulation SK as promulgated by the Securities and Exchange Commission; and

(d)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Black Pearl Shareholders as required.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Houston, Texas.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	Bonanza or the Acquirer:

Bonanza Oil & Gas, Inc.
3000 Richmond Avenue, Suite 400
Houston, Texas  77098
Phone:  (713) 333-5808
Telecopier: (   )    -

(b)	Black Pearl or the Black Pearl Shareholders

Black Pearl Energy, Inc.
619 West Texas Avenue, Suite 126
Midland, Texas  79701
Phone:  (   )    -
Telecopier: (   )    -

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among Black Pearl, the Black Pearl Shareholders, the Acquirer and Bonanza respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Black Pearl, the Black Pearl Shareholders, the Acquirer and Bonanza with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11                      This Agreement is subject to the laws of the State of Texas.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

BONANZA OIL & GAS, INC.

By:	/s/ William Wiseman
William Wiseman
President and CEO

BORLAND GOOD NORTH, INC.

By:	/s/ William Wiseman
William Wiseman
President and CEO

BLACK PEARL ENERGY, INC.

By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer

BLACK PEARL SHAREHOLDERS

Triumph Small Cap Fund	Levine Family Rev Trust 11/30/93

By:_/s/_____________________________                       By: /s/______________________________
Name and Title:                                                                            Name and Title:
No. of Shares of                                                                           No. of Shares of
Common Stock: 1,600,000                                                           Common Stock: 600,000

/s/_________________________________                      /s/_________________________________
Name: Paul DiFrancesco                                                             Name: Stanley T. Weiner
No. of Shares of                                                                           No. of Shares of
Common Stock: 1,700,000                                                           Common Stock:  2,500,000

/s/_________________________________                      /s/_________________________________
Name: William L. Walsh	Name: Seth Leyton
No. of Shares of                                                                           No. of Shares of
Common Stock: 800,000                                                              Common Stock:  500,000

Llanerch Consulting, LLC

By: /s/______________________________                      /s/__________________________________
Name and Title:                                                                            Name: Lynnette Dillen
No. of Shares of                                                                           No. of Shares of
Common Stock: 500,000                                                              Common Stock: 500,000

James J Cerna Jr. TTEE James J Cerna Rev.                            viewpoint Securities
Trust JAD 2/12/2000

By: /s/______________________________                     By: /s/______________________________
Name and Title:                                                                           Name and Title:
No. of Shares of                                                                          No. of Shares of
Common Stock: 500,000                                                             Common Stock: 500,000

Schedule “A”	Form 10-Q as filed with the Securities and Exchange Commission on May 15, 2008, a copy of which is attached hereto as Schedule “A”

Schedule “B”	Audited Financial Statements of Black Pearl as of March 31, 2008

Exhibit A

Black Pearl Shareholders

Triumph Small Cap Fund
Levine Family Rev Trust 11/30/93
Paul DiFrancesco
Stanley T. Weiner
Llanerch Consulting, LLC
William L. Walsh
Lynnette Dillen
James J Cerna Jr. TTEE James J Cerna Rev. Trust JAD 2/12/2000
Seth Leyton
Viewpoint Securities